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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in Burlington Northern Santa Fe Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/  PricewaterhouseCoopers LLP

Fort Worth, Texas
April 30, 2001